                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 PROVANT, INC.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                  PRELIMINARY

                                  PROVANT LOGO

                       67 BATTERYMARCH STREET, SUITE 600
                          BOSTON, MASSACHUSETTS 02110

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD           , 2001


                               ------------------


     The Annual Meeting of Stockholders of Provant, Inc. (the "Company") will be
held on             ,           , 2001 at 10:30 a.m. local time, at the offices
of Nutter, McClennen & Fish, LLP, One International Place, 16th Floor, Boston, Massachusetts for the following purposes:


     1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES ON THE ENCLOSED WHITE PROXY CARD. WE URGE YOU NOT TO VOTE FOR ANY INDIVIDUALS THAT MAY BE NOMINATED BY THE DISSIDENT STOCKHOLDER GROUP NAMED THE "PROVANT COMMITTEE TO RESTORE SHAREHOLDER VALUE" AND NOT TO EXECUTE ANY PROXY CARD OTHER THAN THE ENCLOSED WHITE PROXY CARD.

     2. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on September 11, 2001 as the record date for determining the stockholders having the right to receive notice of and to vote at the Annual Meeting.


     THIS ANNUAL MEETING IS OF PARTICULAR IMPORTANCE TO ALL STOCKHOLDERS OF THE COMPANY IN LIGHT OF THE ATTEMPT BY THE DISSIDENT STOCKHOLDER GROUP NAMED THE "PROVANT COMMITTEE TO RESTORE SHAREHOLDER VALUE" TO ELECT ITS SLATE OF DIRECTORS TO THE COMPANY'S BOARD OF DIRECTORS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.


     THE BOARD ALSO URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY THE DISSIDENT STOCKHOLDER GROUP. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY THE DISSIDENT STOCKHOLDER GROUP, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.


     If you have any questions or need assistance voting, please contact MacKenzie Partners, Inc., toll free at 1-800-322-2885.


                                          By Order of the Board of Directors

                                          DONALD W. GLAZER
                                          Secretary

Boston, Massachusetts

August 29, 2001

                                  PROVANT LOGO

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                          , 2001
                               ------------------

                                PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Provant, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held,
pursuant to the accompanying Notice of Annual Meeting, on             ,
          , 2001 at 10:30 a.m. local time, and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors and to consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting.



     The Company's principal executive offices are located at 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110. The Company will mail this Proxy Statement and the proxy to stockholders on or about August 31, 2001.



     A dissident stockholder group named the "Provant Committee to Restore Shareholder Value" formed by former members of Provant management (the "Dissident Stockholder Committee") has announced that it intends to conduct a proxy solicitation to replace the Company's Board of Directors with its nominees. The Company believes that the current Board of Directors is highly qualified and experienced and should be reelected. If the Dissident Stockholder Committee does, in fact, proceed with a solicitation of proxies, you will receive additional information from the Company.



                          VOTING AND REVOKING PROXIES



     If a stockholder specifies in the proxy accompanying this Proxy Statement how it is to be voted, it will be voted in accordance with such specification. Any proxy that is signed and returned and that does not specify how it is to be voted will be voted "for" the election of the nominees for directors named herein. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time before it is exercised by delivering a written revocation to the Secretary of the Company, by executing and returning to the Company a proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. Stockholders who attend the Annual Meeting in person will not be deemed thereby to have revoked their proxies unless they affirmatively indicate at the Annual Meeting their intention to vote their shares in person.


                ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS


     The Company undertakes to furnish a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, including financial statements and the report of KPMG LLP thereon, to stockholders not later than [September 14, 2001], a date at least 20 calendar days before the date of the Annual Meeting.



     Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board of Directors has retained KPMG LLP as the Company's independent certified public accountants for the current fiscal year.

                               VOTING SECURITIES


     The holders of record of shares of common stock of the Company outstanding at the close of business on September 11, 2001 may vote at the Annual Meeting. On August 29, 2001, there were outstanding and entitled to vote [21,804,635] shares of common stock. Each stockholder has one vote at the Annual Meeting for each share of common stock held of record on September 11, 2001.



     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As long as a quorum is present, the nominees for election to the Board of Directors receiving the greatest number of affirmative votes cast by holders of common stock, up to the number of directors to be elected, will be elected as directors. Votes may be cast in favor of the election of each of the nominees for director or withheld; votes that are withheld or broker non-votes will have no effect on the outcome of the election of directors. (Broker non-votes occur when brokers or nominees holding stock in "street name" indicates on a proxy that they do not have discretionary authority to vote the shares on a particular matter.)


                             ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of one or more directors, the exact number to be fixed by the Board of Directors. The Board of Directors has currently fixed the number of directors at five. The By-laws also provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board of Directors. No decrease in the number of directors, however, will affect the term of any director in office.

     The Board of Directors of the Company recommends that the stockholders vote FOR the election of the five nominees for director named in this Proxy Statement. The Dissident Stockholder Committee is seeking to elect its own slate of five directors in opposition to the nominees proposed by your Board. YOUR BOARD BELIEVES THAT THE ELECTION OF THE DISSIDENT STOCKHOLDER COMMITTEE'S NOMINEES WOULD NOT BE IN YOUR BEST INTEREST.


     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, all shares of common stock represented by such proxy will be voted for the election of John E. Tyson, Curtis M. Uehlein, John H. Zenger, David B. Hammond and Esther T. Smith, each to serve as directors until the next Annual Meeting of Stockholders and until his or her successors shall have been duly elected and qualified. If any other matters are properly presented at the Annual Meeting for action, which is not presently contemplated, the persons named as proxies will vote the proxies (which confer discretionary authority upon such holder to vote on such matters) in accordance with their best judgment. The proxies only have discretionary authority with respect to matters that were unknown by the Company a reasonable time before the Company mails this proxy statement.


NOMINEES FOR DIRECTOR

     Each of the following directors has been nominated for election to the Board of Directors at the Annual Meeting. Each of the nominees now serves as a director of the Company and has consented to being named in this Proxy Statement and to continue to serve as a director if elected. In the event that any of the nominees for director becomes unavailable, the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

     JOHN E. TYSON, age 58, has been Chairman of the Board of the Company since May 2001. From November 2000 to May 2001, Mr. Tyson served as a director of the Company. Mr. Tyson is Chairman and Chief Executive Officer of etNetworks, Inc., a business education broadcasting company that he founded in 1999. From 1984 to 1999, Mr. Tyson served as Chairman, Chief Executive Officer and President of Compression Labs, Inc. ("CLI"). CLI pioneered the development of compressed digital video, interactive video conferencing and digital broadcast television. In addition to his experience with CLI, Mr. Tyson has held executive management positions at AT&T, General Electric and General Telephone & Electronics.

Mr. Tyson is a member of the Board of Directors of the Wright Company and Corporate Visions, Inc. and a member of the Advisory Board to the University of Nevada Reno School of Engineering. Mr. Tyson earned a BBA degree in Finance and Accounting from the University of Cincinnati.

     CURTIS M. UEHLEIN, age 42, has been President, Chief Executive Officer and a director of the Company since March 2000. From November 1999 to March 2000, Mr. Uehlein served as President, Chief Operating Officer and a director of the Company. Prior to joining the Company, Mr. Uehlein spent more than 18 years at IBM, most recently as head of IBM Learning Services, Americas from 1998 to 1999. From 1995 to 1997, Mr. Uehlein served as IBM's Director of Multimedia and Interactive Solutions. From 1992 to 1994, Mr. Uehlein was Manager of Technology Solutions at IBM. Mr. Uehlein earned his Bachelor of Science degree in Business from Shippensburg University in 1981.

     JOHN H. ZENGER, age 69, has been Executive Vice President of the Company since November 2000. From November 1999 to November 2000, Mr. Zenger was Vice Chairman of the Board of the Company. From May 1998 to November 1999, Mr. Zenger served as President and a director of the Company. Prior to the Company's initial public offering (the "IPO"), from May 1997 until May 1998, Mr. Zenger was a consultant to the Company. From April 1992 to November 1996, Mr. Zenger was employed in various capacities, including Vice President and Chairman, by the Times Mirror Training Group, one of the nation's largest training companies, consisting of Kaset, Learning International and Zenger Miller, the company that he founded in 1977. Mr. Zenger has taught at the University of Southern California School of Business and the Stanford Graduate School of Business. Mr. Zenger received his Doctorate degree in Business Administration from the University of Southern California, his Masters in Business Administration from the University of California, Los Angeles and his Bachelor of Science degree from Brigham Young University.

     DAVID B. HAMMOND, age 55, has been a director of the Company since May 1998. Mr. Hammond has been Chairman of BCA Holdings Limited, a European vehicle auctioneer, since December 1995. Previously, from 1988 until April 1996, he served as Deputy Chairman of ADT Limited, an electronic security company. Mr. Hammond is a Fellow of the Institute of Chartered Accountants in England. Mr. Hammond is Deputy Chairman of Carlisle Holdings Limited.

     ESTHER T. SMITH, age 62, has been a director of the Company since May 1998. Since September 2000, Mrs. Smith has been a partner in Qorvis Communications of Washington, DC and McLean, Virginia, successor company to the Poretz Group of McLean, Virginia, an investor relations firm where she was Managing
Partner -- Internet Practice from March 1998 until September 2000. Since October 1996, she has been a management consultant in corporate positioning and internet enterprise development. From October 1996 to December 1997, she was Editor-at-Large of TechNews Inc., which was acquired by The Washington Post Co. in 1996.

CERTAIN INFORMATION REGARDING DIRECTORS

     The Board of Directors of the Company has formed several committees, including Audit, Compensation and Nominating Committees, which are described below.


     Audit Committee. The members of the Audit Committee are Messrs. Hammond and Tyson and Mrs. Smith. Mr. Hammond chairs the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Exhibit A. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit, including the adequacy of internal controls and financial accounting policies, oversees or conducts special investigations or other functions on behalf of the Board of Directors, reviews reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, upon request of the Board, makes recommendations with regard to strategic financial planning matters.


     Compensation Committee. The members of the Compensation Committee as of June 30, 2001 were Mr. Tyson and Mrs. Smith. Until April 2001, the Compensation Committee was chaired by John R. Murphy.

Mr. Tyson became chairman of the Compensation Committee upon the resignation of Mr. Murphy from the Board of Directors in May 2001. Mr. Hammond was added to the Compensation Committee in August 2001. The Compensation Committee assists the Board of Directors in determining the Company's compensation policies and in implementing those policies, particularly as they relate to the Company's equity incentive plans and to the Company's officers and directors. The Compensation Committee makes recommendations to the Board of Directors with respect to the adoption of new equity incentive plans and, except for plans for directors who are not employees or full-time consultants of the Company, administers all of the Company's equity incentive plans including, without limitation, making discretionary awards thereunder and fixing the terms of each such award. The Compensation Committee, after communicating with the Board of Directors, establishes all material compensation arrangements (including severance arrangements if necessary) between the Company and its executive officers and establishes bonus plans for executive officers of the Company's subsidiaries. The Compensation Committee also, upon request of the Board, advises the Board with regard to matters of compensation policy of broad impact within the Company. The Compensation Committee makes recommendations to the Board of Directors with regard to the adoption of retirement plans and benefit plans.


     Nominating Committee. The members of the Nominating Committee are Mrs. Smith and Messrs. Tyson and Uehlein. Mrs. Smith chairs the Nominating Committee. The Nominating Committee has been established to make recommendations to the Board of Directors concerning the size and composition of the Board of Directors and candidates for election to the Board. The Nominating Committee will review any nominations for director submitted by a stockholder to the Company's Secretary.


     During the fiscal year ended June 30, 2001, the Board of Directors met 18 times, the Audit Committee met eight times, the Compensation Committee met three times and the Nominating Committee met five times. There are no family relationships among any of the directors or executive officers of the Company. Each director attended at least 75% of the aggregate of meetings of the Board of Directors and committees of the Board of Directors on which he or she served that were held during the period in which he or she was a director.

DIRECTOR COMPENSATION

     Members of the Board of Directors who also serve as officers of or full-time consultants to the Company or its subsidiaries do not receive compensation for serving on the Board of Directors. During fiscal 2001, each other member of the Board of Directors received a fee of $3,000 for each Board of Directors meeting attended in person and an additional fee of $500 for each Board of Directors meeting attended by telephone and each committee meeting attended in person or by telephone. In connection with his service as Chairman of the Board of the Company, John R. Murphy received a fee of $20,000 per month from March 2000 until December 2000 and a fee of $10,000 per month from January 2001 until May 2001. Mr. Murphy resigned as a director of the Company in May 2001. All directors receive reimbursement of reasonable expenses incurred in attending Board and committee meetings and otherwise carrying out their duties.

     Certain of the Company's directors are compensated through the 1998 Stock Option Plan for Outside Directors (the "Directors' Plan"). Only directors who do not otherwise serve as employees of or full-time consultants to the Company ("Outside Directors") are eligible to participate in the Directors' Plan. Messrs. Tyson and Hammond and Mrs. Smith currently are the only directors who are entitled to participate.

     On the date of each annual meeting of stockholders, each Outside Director continuing in office will be granted an option to purchase a number of shares of common stock to be determined by the Board of Directors on that date, and any newly-elected Outside Director will be granted an option to purchase 7,500 shares of common stock. The exercise price for each option granted under the Directors' Plan will be the last sale price of a share of common stock as reported on the Nasdaq National Market on the date the option is granted. On November 15, 2000, the date of the Company's 2000 Annual Meeting of Stockholders, each of Messrs. Tyson, Hammond and Murphy and Mrs. Smith received an option to purchase 7,500 shares of common stock.

     All options granted under the Directors' Plan become fully exercisable six months after the date of grant. In the event that a transaction occurs that results or will result in the common stock not being registered under Section 12 of the Exchange Act, all options held by Outside Directors will terminate upon the completion of the transaction and the Board of Directors may either arrange for replacement options (subject to completion of the transaction), accelerate the exercisability of all outstanding options or terminate all options in exchange for a cash payment.

     In November 2000, Mr. Tyson received an option pursuant to the Company's 1998 Equity Incentive Plan (the "1998 Plan") to purchase 2,500 shares of the Company's common stock. Mr. Tyson's option becomes exercisable with respect to one-third of the option shares granted on each of the first three anniversaries of the date of grant, provided that Mr. Tyson is then serving as a director of the Company. In the event that a transaction occurs that results or will result in the common stock not being registered under Section 12 of the Exchange Act, all options held under the 1998 Plan will terminate upon the completion of the transaction and the Board of Directors may either arrange for replacement options (subject to completion of the transaction), accelerate the exercisability of all outstanding options or terminate all options in exchange for a cash payment.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table contains a summary of the compensation paid or accrued during the fiscal years ended June 30, 2001, 2000 and 1999 to the Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the only two other executive officers of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended June 30, 2001 (the "Named Executive Officers").


                                             ANNUAL COMPENSATION
                                 --------------------------------------------    SECURITIES
                                                                 OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS      COMPENSATION     OPTIONS      COMPENSATION
---------------------------      ----    --------    --------    ------------    ----------    ------------
Curtis M. Uehlein(1)...........  2001    $500,000(1) $200,000      $71,500(2)     300,000        $54,943(3)
  President and Chief            2000     336,538     250,000           --        325,000          5,250(4)
  Executive Officer

Norman G. Fornella(5)..........  2001      31,250      50,000           --        100,000             --
  Executive Vice President,
  Chief Financial Officer and
  Treasurer

John H. Zenger.................  2001     175,000      30,000           --             --          4,917(4)
  Executive Vice President       2000     150,000      30,000           --         85,000          3,530(4)
                                 1999     150,000     110,000           --             --             --

Rajiv Bhatt(6).................  2001     213,125      93,000           --             --          1,130(4)
  Executive Vice President and   2000     275,000      55,000           --         45,000          3,438(4)
  Chief Financial Officer        1999     237,500     110,000           --        100,000          2,380(4)


---------------
(1) Mr. Uehlein joined the Company in November 1999. Mr. Uehlein's salary was established pursuant to his employment agreement, which is described under the section captioned "Employment and Severance Agreements."

(2) Consists of housing costs that were paid or reimbursed by the Company.


(3)Includes a matching award under the Company's 401(k) retirement plan of $5,250, reimbursement of relocation costs and closing costs in connection with the sale of Mr. Uehlein's home of $49,016 and the premium payment on a life insurance policy for Mr. Uehlein of $677.



(4) Consists of a matching award under the Company's 401(k) retirement plan.



(5) Mr. Fornella joined the Company in May 2001.



(6) Mr. Bhatt's employment with the Company terminated in May 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted during the fiscal year ended June 30, 2001 to each of the Named Executive Officers.

                                                                                          POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                ------------------------------------------------------      ANNUAL RATES OF
                                NUMBER OF      PERCENT OF                                     STOCK PRICE
                                SECURITIES    TOTAL OPTIONS                                   APPRECIATION
                                UNDERLYING     GRANTED TO      EXERCISE                     FOR OPTION TERMS
                                 OPTIONS      EMPLOYEES IN       PRICE      EXPIRATION    --------------------
                                GRANTED(1)     FISCAL YEAR     ($/SHARE)       DATE          5%         10%
                                ----------    -------------    ---------    ----------    --------    --------
Curtis M. Uehlein.............   200,000          14.9%          $2.75        5/11/08     $223,905    $521,794
                                 100,000           7.4%           6.68       10/23/07      271,943     633,743
Norman G. Fornella............   100,000           7.4%           3.08         5/2/08      125,387     292,205
John H. Zenger................        --            --              --             --           --          --
Rajiv Bhatt...................        --            --              --             --           --          --

---------------

(1) Represents options either granted under the 1998 Plan or otherwise subject to the terms of the 1998 Plan. Each of the options becomes exercisable with respect to one-third of the shares subject to the option on each of the first three anniversaries of the date of grant. The 1998 Plan provides that in the event of a transaction that results or will result in the Company's common stock not being registered under Section 12 of the Exchange Act, options granted pursuant to the 1998 Plan will terminate upon the completion of the transaction, and the Board of Directors may arrange for replacement options, accelerate exercisability of the options or terminate the options in exchange for a cash payment.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     There were no options exercised by any of the Named Executive Officers during the fiscal year ended June 30, 2001. The following table indicates the number of unexercised options held by each Named Executive Officer at June 30, 2001. None of these options were in-the-money at June 30, 2001.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED
                                                                OPTIONS AT JUNE 30, 2001
                                                              ----------------------------
                                                               NUMBER OF       NUMBER OF
                                                              EXERCISABLE    UNEXERCISABLE
                                                                SHARES          SHARES
                                                              -----------    -------------
Curtis M. Uehlein...........................................    108,334         516,666
Norman G. Fornella..........................................         --         100,000
John H. Zenger..............................................      8,334          16,666
Rajiv Bhatt.................................................         --              --

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Effective October 8, 1999, the Company entered into a three-year employment agreement with Mr. Uehlein that provides for a base salary of $500,000 per year. For the fiscal year ended June 30, 2000, Mr. Uehlein's agreement provided that he would receive a cash bonus of $250,000 and that he would be eligible to receive an additional bonus of $50,000. In each subsequent year, Mr. Uehlein is eligible for bonuses of up to 50% of his base salary upon the achievement of goals to be agreed upon by Mr. Uehlein and the Compensation Committee of the Board. Under the agreement, the Company agreed to recommend to the Compensation Committee that for fiscal years beginning July 1, 2000 Mr. Uehlein receive stock options for more than 100,000 shares of the Company's common stock based upon continued satisfactory job performance. In May 2001, the term of Mr. Uehlein's employment was extended to May 1, 2004. In the event that Mr. Uehlein is terminated prior to the expiration of his employment agreement other than for cause, as a severance benefit he is entitled to continue to receive his base salary in effect at the time of his termination for a period equal to the term of his covenant not to compete (which is three years after termination). Mr. Uehlein is also entitled to exercise the stock option he received upon signing his employment agreement to the extent it would be exercisable if he had continued to be employed by the Company for an additional 12 months following the date of such termination. In the event that there is a change of control (as defined in the employment agreement) and (i) within six months of the change of control Mr. Uehlein's employment is terminated by death or disability or by him for good cause, (ii) within 12 months of a change of control Mr. Uehlein's employment is terminated other than for cause or (iii) within the period beginning six months after a change of control and ending 12 months after a change of control Mr. Uehlein terminates his employment for any reason, Mr. Uehlein will receive a lump sum payment equal to two times his then current base salary, continuation of medical and dental coverage for up to two years and all of his outstanding stock options will become immediately exercisable. The Company has agreed to reimburse Mr. Uehlein for certain relocation costs, including, among others, reimbursement of living expenses and closing costs in connection with the sale of Mr. Uehlein's home.

     Effective May 1, 2001, the Company entered into a three-year employment agreement with Mr. Fornella that provides for a base salary of $250,000 per year. Mr. Fornella is eligible for bonuses equal to 40% of his base salary upon the achievement of goals to be agreed upon by Mr. Fornella and the Compensation Committee of the Board. For the fiscal year ending June 30, 2002, Mr. Fornella will receive a bonus equal to at least 20% of his base salary. In the event that the Company terminates Mr. Fornella's employment without cause or if within six months of a change of control (as defined in the employment agreement) Mr. Fornella terminates his employment with the Company for good reason (as defined in the employment agreement), as a severance benefit he is entitled to continue to receive his base salary in effect at the date of termination for a period of 24 months. In the event that the Company elects not to continue Mr. Fornella's employment following the three-year term of his employment agreement, as a severance benefit he is entitled to continue to receive his base salary in effect at the date of termination for a period of 12 months. In the event that Mr. Fornella is entitled to receive severance payments under his employment agreement, any stock options held by him will continue to vest and become exercisable in accordance with their terms and remain exercisable until the first anniversary of his termination. Upon the occurrence of a change of control, any stock options held by Mr. Fornella will immediately become exercisable in full.

     The Company entered into employment agreements with each of Messrs. Bhatt and Zenger on May 4, 1998. Each such agreement had a term expiring on May 4, 2001 and provided for an initial base salary (subject to upward adjustment in the sole discretion of the Compensation Committee) and participation in the Company's bonus and benefit plans. During the fiscal year ended June 30, 2001, the base salaries paid to Messrs. Bhatt and Zenger under their employment agreements were $310,000 and $175,000, respectively. Mr. Zenger's employment agreement expired on May 4, 2001. Mr. Zenger continues to be an employee at will of the Company. Mr. Bhatt's employment with the Company terminated in May 2001.

     In March 2001, the Company entered into an agreement with Mr. Zenger, which provides that in the event that Mr. Zenger's employment is terminated by the Company other than for cause, death or disability, Mr. Zenger will receive as a severance benefit his base salary in effect at the date of termination for a period of six months. In addition, Mr. Zenger agreed not to compete with the Company until the later to occur of May 4, 2003 or the date that is one year from the termination of his employment.

     In November 2000, the Company announced that it had retained an investment banker and was exploring strategic alternatives. At about the same time, Mr. Bhatt announced that he had received an offer of employment elsewhere. To retain Mr. Bhatt's services on an as needed basis during the search for strategic alternatives, the Company entered into an agreement with Mr. Bhatt pursuant to which the Company agreed with Mr. Bhatt that beginning December 16, 2000 Mr. Bhatt would receive one-half of his base salary. The agreement also provided that in the event of a sale of the Company while Mr. Bhatt was employed by the Company, Mr. Bhatt would receive a bonus equal to 12.5% of the fee paid to the Company's financial advisors in connection with such sale and the remaining one-half of his base salary that had not yet been paid to him. The Company also agreed that if the Company was not sold prior to June 30, 2001 and Mr. Bhatt was employed by the Company through March 31, 2001, the Company would pay Mr. Bhatt a bonus of $93,000 within 10 business days following the date of the Board's decision not to sell the Company or July 15, 2001, whichever was earlier. This bonus has been paid to Mr. Bhatt. In January 2001, the Company loaned

Mr. Bhatt $185,000, which will be due and payable, without interest, on the third anniversary of the date of the loan, provided, however, that if prior to that date the Company is sold, this loan will be forgiven in its entirety.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were timely satisfied, except that Philip Gardner filed a late Form 5 on August 22, 2000 reporting the receipt of certain employee stock options.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") has responsibility for the establishment and administration of the Company's executive compensation policies. The Committee is composed of independent, non-employee directors. The Committee seeks to structure executive compensation programs in a manner that the Committee believes will (i) enable the Company to attract and retain key executives, (ii) reward executives for achievement of specified business objectives of the Company and (iii) provide executives with an equity interest in the Company. In addition to setting salary and bonus compensation levels for the Company's executive officers, the Committee is responsible for granting awards under and administering the Company's 1998 Equity Incentive Plan and 1998 Non-Qualified Stock Option Plan.

     The compensation programs established by the Committee for the Company's executives consist of three elements: (i) base salary, (ii) annual cash bonus and (iii) stock based equity incentives. The Committee believes that executive compensation should be structured so as to align the interests of management with the long-term interests of the Company's stockholders.

     The Company paid cash bonuses to certain executive officers for the fiscal year ended June 30, 2001 to reward those officers for their contributions to the Company.


     The Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company to its executives generally have been granted with an exercise price equal to or in excess of the market price of the Company's common stock on the date of grant. Accordingly, stock options will have value only if the Company's stock price increases. Vesting is used to encourage executives to continue in the employ of the Company. The option grants made to executive officers during the fiscal year ended June 30, 2001 were intended to reward those officers for their contributions to the Company and to encourage them to enhance the Company's financial performance.


     Mr. Uehlein joined the Company as its President and Chief Operating Officer in November 1999. The terms of Mr. Uehlein's compensation arrangements were determined at that time, and he entered into an employment agreement with the Company evidencing such arrangements. The terms of Mr. Uehlein's employment agreement with the Company are described in this Proxy Statement under the section captioned "Employment and Severance Agreements." In determining the terms of Mr. Uehlein's compensation arrangement, the Committee followed the Company's compensation policies set forth above. In March 2000, Mr. Uehlein became Chief Executive Officer of the Company. Following his promotion to Chief Executive Officer, Mr. Uehlein's base salary was continued at the level established pursuant to his employment agreement with the Company. In October 2000, Mr. Uehlein was awarded an option under the Company's 1998 Equity Incentive Plan to purchase 100,000 shares of common stock, and in May 2001, Mr. Uehlein was awarded an option under the Company's 1998 Equity Incentive Plan to purchase 200,000 shares of common stock. The grant of stock options to Mr. Uehlein during fiscal 2001 was intended to link the rewards of the Chief Executive Officer with those of the Company's shareholders. Mr. Uehlein's employment agreement provides that for the fiscal year ended June 30, 2001, he is eligible to receive bonuses of up to 50% of his base salary upon the achievement of goals to be agreed upon by Mr. Uehlein and the Committee. In recognition of Mr. Uehlein's achievements during fiscal 2001, including his management of the transformation of the Company's business, the Committee paid Mr. Uehlein $200,000 of the $250,000 that he was eligible to receive as a bonus under the terms of his employment agreement.

                                          Respectfully submitted by,

                                          THE COMPENSATION COMMITTEE
                                          John E. Tyson

                                          David B. Hammond

                                          Esther T. Smith

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is appointed by the Board of Directors and consists of three independent, non-employee directors. As required by the Audit Committee's charter, the Audit Committee is composed of directors who meet or exceed the independence and experience requirements of the Nasdaq National Market, Inc. On behalf of the Board of Directors, the Audit Committee oversees the Company's financial reporting process and the Company's system of internal accounting and financial controls. Management is vested with the primary responsibility for the development and maintenance of the Company's financial statements, financial reporting process and system of internal controls. In order to discharge effectively its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside legal counsel, auditors or other experts for this purpose.


     The Company's independent auditors, KPMG LLP, are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. Their opinion, titled "Independent Auditors' Report" may be found in the Company's Annual Report on Form 10-K (the "Annual Report"). The Audit Committee reviewed with the independent auditors their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including those described in Statement of Accounting Standards No. 61, as amended. Additionally, the Audit Committee discussed with the independent auditors the auditors' independence from management and from the Company, and has received from the independent auditors a written statement relating to the auditors' independence consistent with Independence Standards Board Standard No. 1.



     In fulfilling its oversight responsibilities for the fiscal year ended June 30, 2001, the Audit Committee reviewed the financial statements published in the Annual Report for the fiscal year ended June 30, 2001 with management by examining and discussing the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.



     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission, and the Board of Directors approved that recommendation. The Audit Committee and the Board have selected KPMG LLP as independent auditors of the Company for the fiscal year ended June 30, 2002.


                                          Respectfully submitted by,

                                          THE AUDIT COMMITTEE
                                          David B. Hammond
                                          Esther T. Smith
                                          John E. Tyson

FEES BILLED BY THE INDEPENDENT AUDITOR

Audit Fees Aggregate fees billed for KPMG's audit of the
  Company's annual financial statements for the fiscal year
  ended June 30, 2001 and their reviews of the financial
  statements included in the Company's Forms 10-Q filed in
  the fiscal year ended June 30, 2001.......................  $516,962
Financial Information Systems Design and Implementation Fees
  Aggregate fees billed by KPMG for professional services
  rendered for the fiscal year ended June 30, 2001 in
  connection with financial information systems design and
  implementation, or operation management of the Company's
  information systems.......................................        --
All Other Fees(1) Aggregate fees billed by KPMG for all
  other services provided to the Company during the fiscal
  year ended June 30, 2001..................................   266,803
  Total Fees Billed.........................................  $783,765

---------------
(1) Consists of the following fees for services: tax consulting and compliance work of $208,600; and other professional services of $58,203. The Audit Committee of the Board of Directors considered whether the provision of other services is compatible with maintaining the independence of KPMG.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares, during the period commencing April 28, 1998, the date of the Company's IPO, and ending June 30, 2001, the cumulative total return on the Company's common stock with the returns on the Nasdaq Market Index and the MG Group Index -- Education & Training Services (the "Education & Training Index"), assuming the investment of $100 on April 28, 1998 (with respect to the indices, at the market close, and with respect to the Company's common stock, at the IPO price of $13.00) and the reinvestment of any dividends.

                      COMPARATIVE CUMULATIVE TOTAL RETURN
                              AMONG PROVANT, INC.,
               NASDAQ MARKET INDEX AND EDUCATION & TRAINING INDEX

                              [PERFORMANCE GRAPH]


                                   April 28, 1998   June 30, 1998   June 30, 1999   June 30, 2000   June 30, 2001
                                   --------------   -------------   -------------   -------------   -------------
Provant, Inc.                         $100.00          $141.38         $119.69         $ 43.31         $ 13.85
Education & Training Index             100.00           101.21           83.64           85.03          126.17
Nasdaq Market Index                    100.00           101.22          141.85          213.44          118.20

                              CERTAIN STOCKHOLDERS


     The following table sets forth information as of August 29, 2001 with respect to the beneficial ownership of common stock by (i) each director of the Company, (ii) the Named Executive Officers and one other officer of the Company,
(iii) all of the executive officers and directors of the Company as a group and
(iv) each person who is known by the Company to be the beneficial owner of more than five percent of the common stock as of such date. This information has been furnished by the persons listed in the table or in filings made with the Securities and Exchange Commission.



                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
NAME OF BENEFICIAL OWNER                                       NUMBER     PERCENT
------------------------                                      ---------   -------
Directors and Certain Officers
John E. Tyson(2)............................................      7,500       *%
Curtis M. Uehlein(3)........................................    247,369     1.1
Norman G. Fornella..........................................     33,620       *
John H. Zenger(4)...........................................    274,384     1.3
David B. Hammond(5).........................................     67,977       *
Esther T. Smith(6)..........................................     46,167       *
Rajiv Bhatt.................................................    120,635       *
Donald W. Glazer(7).........................................    295,240     1.4
All current executive officers and directors as a group (7
  persons)(8)...............................................    677,017     3.1
Greater Than 5% Stockholders
The Senn Family Trust(9)....................................  1,240,640     5.7
The Provant Committee to Restore Shareholder Value comprised of the following stockholders: Robert M. and Sheila Baker,
  Arthur R. Bauer, Michael J. Davies, Philip Gardner, Paul
  C. Green, Kara Cross Kunitz, Ralf Leszinski, Dominic J.
  Puopolo, Avram Saunders and Carl von Sternberg(10)........  3,252,680    14.8%


---------------
  *  Less than 1%

 (1) Percentages in the table are based upon 21,804,635 shares of common stock outstanding as of August 16, 2001.

 (2) Consists of shares issuable upon the exercise of an option that is currently exercisable or will become exercisable within 60 days.


 (3) Includes 216,668 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.


 (4) Shares are held jointly with Mr. Zenger's wife. Includes 8,334 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Excludes 98,881 shares held by a trust for the benefit of Mr. Zenger's grandchildren, as to which Mr. Zenger disclaims beneficial ownership.

 (5) Consists of 39,643 shares held by a corporation of which the sole stockholders are Mr. Hammond and his wife and 28,334 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.


 (6) Includes 34,167 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.


 (7) Includes 3,334 shares issuable upon the exercise of an option that is currently exercisable or will become exercisable within 60 days.

 (8) See notes 2 through 6.

 (9) This information is based upon the Schedule 13G dated February 13, 2001 filed by Larry E. Senn and Bernadette Senn, as trustees, donors and beneficiaries of The Senn Family Trust, u/t/d September 26, 1998, as amended. The address for The Senn Family Trust is c/o Senn-Delaney Leadership Consulting Group, Inc., 3780 Kilroy Airport Way, Long Beach, CA 90806.

(10) This information is based upon the Schedule 13D, as amended on July 10, 2001, filed by the above referenced group of stockholders acting as the Provant Committee to Restore Shareholder Value. The address for the Committee is c/o Epic Partners LLC, 116 West 23rd Street, 5th Floor, New York, NY 10011.

                              CERTAIN TRANSACTIONS

     In May 1998, the Company acquired seven corporate performance improvement companies (the "Founding Companies"). In connection with the acquisition of the Founding Companies (the "Combination"), certain stockholders of the Founding Companies became members of the Board of Directors of the Company, including Herbert A. Cohen, Bert Decker, Paul C. Green and Marc Wallace.

     In May 1998, each of Messrs. Cohen, Decker, Green and Wallace entered into three-year employment agreements with subsidiaries of the Company. Each such agreement provided for an initial base salary of $175,000 (except for Mr. Decker's agreement which provided for a base salary of $125,000), subject to upward adjustment in the employer's sole discretion, and participation in the Company's bonus and benefit plans. Each agreement provided that in the event that the individual did not continue to be employed by the employer upon the expiration of the agreement, the individual was entitled to receive six months' severance at his base salary as in effect at the time of expiration.

     In May 1998, the Company entered into a three-year employment agreement with Dominic J. Puopolo, who served as an executive officer of the Company from the Company's formation until May 2001 and a director of the Company from the Company's formation until November 2000. During the fiscal year ended June 30, 2001, the Company paid Mr. Puopolo an aggregate of $61,412 in salary and car allowance.

     In May 1998, the Company entered into a consulting agreement with Michael
J. Davies, who was a director of the Company from May 1998 until November 2000. For his consulting services during the fiscal year ended June 30, 2001, Mr. Davies received a fee of $104,167.

     In March 2000, the Company and the subsidiaries of the Company that employed Messrs. Decker and Green entered into separation agreements with these individuals providing for the termination of their employment with the subsidiaries. Under the severance agreements, Messrs. Decker and Green will continue to receive their salaries and certain benefits under the Company's health care plan through November 4, 2001. In addition, Dr. Green received one-time payments totaling $70,788 and certain computer equipment and other property.

     In November 2000, Messrs. Cohen, Decker, Green, Puopolo and Wallace did not stand for reelection to the Board of Directors.

     In March 2001, the Company and the subsidiaries of the Company that employ Messrs. Cohen and Wallace entered into agreements with these individuals, which provide that in the event that the individual's employment is terminated by the employer other than for cause, death or disability, the individual will receive as a severance benefit his base salary in effect at the date of termination for a period of six months. In addition, each of Messrs. Cohen and Wallace agreed not to compete with the Company until the later to occur of May 4, 2003 or the date that is one year from the termination of his employment.

     In May 2001, Mr. Puopolo's employment with the Company terminated. Pursuant to the terms of his employment agreement, Mr. Puopolo will continue to receive, as a severance benefit, monthly installments of his annual base salary of $50,000 through November 4, 2001. Also in May 2001, Mr. Davies' engagement as a consultant to the Company terminated. Pursuant to the terms of his consulting agreement, Mr. Davies will continue to receive, as a non-renewal fee, monthly installments of his annual consulting fee of $125,000 through November 4, 2001.

     Donald W. Glazer is Secretary of the Company and serves as a consultant to the Company pursuant to a consulting agreement executed in connection with the Company's IPO in May 1998. The consulting agreement, as amended, expires on December 31, 2001 and provides for an annual fee of $125,000 plus payment of certain expenses.


     Except with respect to the shares issuable upon the exercise of warrants that have been issued to Mr. Puopolo and one other individual, the Company has no obligation to provide a registration statement with respect to any of the shares of the Company's common stock held by its officers and directors.

     As a result of the Combination, a subsidiary of the Company became a party to a six-year lease of administrative offices, effective January 1, 1996, from Dr. Green. For the fiscal year ended June 30, 2001, rent expense paid to Dr. Green pursuant to the lease was approximately $89,196. The Company believes that the terms of the lease are no less favorable to the Company than those that could have been obtained by the Company from non-affiliated third parties.



     Dr. Green receives royalties pursuant to an agreement with a subsidiary of the Company. During the fiscal year ended June 30, 2001, Dr. Green received approximately $114,126, as royalties under that agreement. The Company believes the terms of this agreement are no less favorable than those that could have been obtained by the Company from non-affiliated third parties.



     In connection with the Company's acquisition of a company in September 2000, Larry E. Senn, a former stockholder of that company, received 79,573 shares of common stock of the Company, an aggregate of $58,085 in cash and a promissory note, and a five-year warrant to purchase 6,222 shares of common stock of the Company at $14.00 per share, and the right to receive less than $60,000 in additional consideration if the company meets certain performance based criteria for the year ended June 30, 2002.



     One of the Company's subsidiaries and etNetworks, Inc., a corporation of which John E. Tyson is Chairman and Chief Executive Officer, have entered into an agreement pursuant to which etNetworks may deliver certain content of the Company's subsidiary through etNetwork's satellite network. To date, no fees have been paid to etNetworks pursuant to this agreement. The future fees payable under this agreement are indeterminable and may exceed $60,000. The Company believes that the terms of the agreement are no less favorable to the Company than those that could be obtained by the Company's subsidiary from non-affiliated third parties.



                   NOMINATIONS AND PROPOSALS OF STOCKHOLDERS



     Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices by May 3, 2002 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.


     The By-Laws of the Company specify when a stockholder must submit nominations for director or proposals for consideration at a stockholders' meeting in order for those nominations or proposals to be considered at the meeting. In order for nominations or proposals to be considered at the meeting, the stockholder making them must have given timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110, not less than 90 days prior to the meeting; except that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     A stockholder's notice to the Secretary concerning nominations for director shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the stockholder's name and address, as they appear on the Company's books and (ii) the class and number of shares of the Company's stock that are beneficially owned by such stockholder. Notwithstanding the foregoing, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

     A stockholder's notice to the Secretary with respect to other proposals shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the stockholder's name and address, as they appear on the Company's books, (c) the class and number of shares of the

Company's stock that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                            EXPENSES OF SOLICITATION


     The Company will bear the costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. The Company will reimburse those firms for their reasonable expenses in doing so. Proxies may be solicited, without additional compensation, by directors, officers and employees of the Company by mail, personal interview, telephone, telegram, facsimile, advertisements in periodicals and postings on the Company's website. In addition, the Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies, for which services the Company will pay a fee expected not to exceed $125,000 in the aggregate plus out-of-pocket expenses. MacKenzie Partners, Inc. will employ approximately 35 persons in connection with their solicitation of proxies.



     Expenses related to the solicitation of shareholders in excess of those normally spent for an annual meeting are expected to aggregate approximately $500,000, of which approximately $75,000 has been spent to date.


                        PARTICIPANTS IN THE SOLICITATION

     Under applicable regulations of the Securities and Exchange Commission, the directors and certain officers of the Company may be deemed to be "participants" in the solicitation of proxies by the Board of Directors in connection with the Annual Meeting. Exhibit B sets forth certain information with respect to each such participant.

                                          By Order of the Board of Directors

                                          DONALD W. GLAZER
                                          Secretary


August 29, 2001

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

     The Audit Committee shall be comprised of Directors who meet the independence and experience requirements of the Nasdaq National Market, Inc. and shall on behalf of the Board of Directors have responsibility for overseeing the corporation's accounting and financial reporting policies, procedures and practices and maintaining a direct line of communications between the Board of Directors and the corporation's independent accountants. Except as the Board of Directors may otherwise determine, the Audit Committee may make its own rules for the conduct of its business, but unless otherwise permitted by the Board, it shall conduct its business as nearly as may be in the same manner as the By-laws of the corporation provide for the conduct of business by the Board of Directors.

     The Audit Committee shall recommend to the Board of Directors the selection of the corporation's independent accountants. The Audit Committee shall monitor the independence of the corporation's independent accountants, including any relationship or services that might adversely affect its independence. The Audit Committee shall seek from the corporation's independent accountants a description of all of its relationships with and services to the corporation and shall discuss with the corporation's independent accountants any relationships or services that could adversely affect its independence.

     The Audit Committee shall review the corporation's annual financial statements and the results of the independent audit, including the adequacy of internal controls and financial accounting policies. The Audit Committee shall review those financial statements with management and shall recommend to the Board of Directors whether they should be included in the corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

     The Audit Committee shall review the corporation's quarterly financial statements with management and the independent accountants prior to the filing of the corporation's Quarterly Report on Form 10-Q.

     The Audit Committee shall oversee or conduct special investigations or other functions at the request of the Board of Directors and shall, if requested, by the Board of Directors, make recommendations to the Board of Directors with regard to strategic financial planning matters.

     The Audit Committee shall meet at least three times per year and as often as it deems necessary to carry out its duties. The Audit Committee shall make regular reports to the Board of Directors.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the corporation or the corporation's outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, the Audit Committee shall not be responsible for planning or conducting audits or determining that the corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor shall the Audit Committee be responsible for initiating investigations other than at the request of the Board of Directors, resolving disagreements, if any, between management and the independent accountants or assuring compliance with laws and regulations.

                                                                       EXHIBIT B

            INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION


     The following table sets forth the name and present principal occupation or employment, the name, principal business and address of (1) each of the directors of the Company and (2) certain officers of the Company who may assist in soliciting proxies from shareholders of the Company. Unless otherwise indicated, the principal business address of each such person is 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110.



                                                          PRESENT OFFICE OR OTHER PRINCIPAL
NAME AND PRINCIPAL BUSINESS ADDRESS                           OCCUPATION OR EMPLOYMENT
-----------------------------------                       ---------------------------------
Directors
John E. Tyson...................................  Chairman and Chief Executive Officer of
  923 Incline Way, Suite 36                       etNetworks, Inc.
  Incline Village, NV 89452-8398
Curtis M. Uehlein...............................  President and Chief Executive Officer of the
                                                  Company
John H. Zenger..................................  Executive Vice President of the Company
  c/o Novations Group, Inc.
  5314 North 250 West, Suite 320
  Provo, Utah 84604
David B. Hammond................................  Chairman of BCA Holdings Limited
  BCA Holdings Limited
  Auction Centre
  Blackbushe Airport
  Blackwater, Camberly Surrey GU17 9LG
  United Kingdom
Esther T. Smith.................................  Partner of Qorvis Communications LLC
  Qorvis Communications LLC
  8484 Westpark Drive, Suite 800
  McLean, VA 22102
Certain Officers
Norman G. Fornella..............................  Executive Vice President, Chief Financial Officer
                                                  and Treasurer of the Company
Donald W. Glazer................................  Secretary of the Company; Attorney


                INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S
                           SECURITIES BY PARTICIPANTS


     None of the participants named in this Exhibit B owns any shares of the Company's common stock of record but not beneficially. The number of shares of the Company's common stock held by each of the participants is set forth under the section captioned "Certain Stockholders" of the Proxy Statement.



     The participants named in this Exhibit B are each parties to stock option agreements pursuant to which they have been awarded options to purchase shares of the Company's common stock. The exercise price under each of these options is in excess of the closing price of the Company's common stock on the date of this Proxy Statement. Each of these options was granted in connection with employment or other services to the Company and contains terms and conditions consistent with stock options regularly granted by the Company under its equity incentive plans to employees, consultants and directors of the Company.

              INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S
                           SECURITIES BY PARTICIPANTS

     The following table sets forth information concerning all purchases and sales of the Company's securities by the participants named in this Exhibit B during the past two years.


                                                                                  NUMBER OF SHARES OF
                                                                                     COMMON STOCK
NAME                                                       DATE OF TRANSACTION     PURCHASED (SOLD)
----                                                       -------------------    -------------------
Directors
John E. Tyson............................................             --                     --
Curtis M. Uehlein........................................       02/22/00                  5,000
                                                                11/30/00                  5,701*
                                                                08/13/01                  5,000
                                                                08/14/01                  5,000
                                                                08/15/01                 10,000
John H. Zenger...........................................       11/30/99                    564*
                                                                03/31/00                 15,000
                                                                06/04/00                 10,000
                                                                11/30/00                  2,012*
                                                                08/16/01                 44,000
                                                                08/20/01                 16,000

David B. Hammond.........................................             --                     --
Esther T. Smith..........................................       02/22/00                  3,000
                                                                02/22/00                  1,900
                                                                02/22/00                    100
                                                                05/23/00                  5,000
Certain Officers
Norman G. Fornella.......................................       08/10/01                 16,960
                                                                08/13/01                 16,660
Donald W. Glazer.........................................             --                     --


---------------

* Shares acquired through the Company's 1998 Employee Stock Purchase Plan.

               MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS


     Other than as disclosed in this Exhibit B or in the Proxy Statement, none of the participants named in this Exhibit B owns any securities of the Company or any subsidiary of the Company, beneficially or of record, or has purchased or sold any of such securities within the past two years. Except as disclosed in this Exhibit B or in the Proxy Statement, to the best knowledge of the Company and the participants named in this Exhibit B, none of their associates beneficially owns, directly or indirectly, any securities of the Company.

     Other than as disclosed in this Exhibit B or in the Proxy Statement, to the knowledge of the Company, none of the participants named in this Exhibit B has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

     Other than as disclosed in this Exhibit B or in the Proxy Statement, to the knowledge of the Company, none of the participants named in this Exhibit B is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

     Other than as set forth in this Exhibit B or in the Proxy Statement, to the knowledge of the Company, none of the participants named in this Exhibit B, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

     Other than as set forth in this Exhibit B or in the Proxy Statement, to the knowledge of the Company, none of the participants named in this Exhibit B, or any of their associates, has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                                PRELIMINARY COPY



                                     PROXY

                                  PROVANT, INC.

                         ANNUAL MEETING OF STOCKHOLDERS



The undersigned, having received the Notice of Annual Meeting of Stockholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) Curtis M. Uehlein and Norman G. Fornella, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Provant, Inc. to be held __________, 2001, and all adjournments thereof (the "Annual Meeting"), and there to vote all shares of Common Stock of Provant, Inc. that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS APPROVAL OF THE PROPOSALS CONTAINED HEREIN.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR.

----------------                                                ----------------
SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE
----------------                                                ----------------


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!


                       VOTE YOUR WHITE PROXY CARD TODAY.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

   For the election of all nominees listed below (except: as otherwise indicated).

   Nominees: (01) Curtis M. Uehlein, (02) John H. Zenger, (03) David B. Hammond,
   (04) Esther T. Smith, (05) John E. Tyson

   FOR ALL NOMINEES [  ]                WITHHELD FROM ALL NOMINEES [  ]

   [  ]  __________________________________________
         For all nominees except as noted above


The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein that may properly come before the Annual Meeting and that were not known to Provant, Inc. a reasonable time prior to the mailing of the Proxy Statement, to the extent permitted by applicable law, and (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling to serve.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY


DATED: _____________________, 2001

_______________________________________
             (Signature)

_______________________________________
         (Title of Authority)

_______________________________________
     (Signatures if held jointly)


In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.



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                              FOLD AND DETACH HERE